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                                                                    EXHIBIT 10.1



        SECURED PROMISSORY NOTE



$3,000,000                                                    September __, 1998


        FOR VALUE RECEIVED, the undersigned, PACIFICAMERICA MONEY CENTER, INC., a Delaware corporation (Borrower), hereby promises to pay to FREMONT FINANCIAL CORPORATION, a California corporation (Fremont), or order, at 2020 Santa Monica Boulevard, Suite 500, Santa Monica, California 90404, or at such other address as the holder hereof may specify in writing, the principal sum of Three Million Dollars ($3,000,000) plus interest in the manner and upon the terms and conditions set forth below.

        1. RATE OF INTEREST. The outstanding principal balance of this Secured Promissory Note (this Note) shall bear interest from time to time at the rate of five (5) percentage points per annum above the LIBOR Rate (as defined below). For the purpose of this Note, the following terms shall have the respective meanings set forth below:

               "Banking Day" shall mean a day other than a Saturday, Sunday or legal holiday under the laws of the State of California.

               "Interest Period" shall mean, with respect to the then outstanding principal balance of this Note, (i) the period from and including the date of this Note to but not including the three-month anniversary of the date of this Note and (ii) thereafter, each subsequent three-month period from and including the three-month anniversary of the date of this Note. Notwithstanding the foregoing, any Interest Period which would otherwise end on a day which is not a Banking Day shall extend to the next succeeding Banking Day and interest shall accrue during such extension. Any Interest Period that begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month. Interest shall be charged for each day of each Interest Period.

               "LIBOR Rate" shall mean, with respect to any Interest Period, the three-month rate of interest per annum at which deposits in United States dollars are offered to major banks in the London interbank market at approximately 11:00 a.m. (London time), as reported by the Telerate Rate System page 3750 (or such other page as may replace such page 3750 on such system for the purpose of reporting the London Interbank Offered Rate of major banks) under the heading for British Bankers Association Interest Settlement Rates in the column designated "USD" (U.S. Dollar) two (2) Banking Days before the first day of an Interest Period.

Fremont will advise Borrower of the current LIBOR Rate upon Borrower's request. The interest rate to be applied to the unpaid principal balance of this Note shall be recalculated as of the first day of each Interest Period and remain in effect to but not including the first day of the succeeding Interest Period. Any interest not paid when due may be compounded by adding it to the principal and thereafter shall bear interest at the rate provided herein. Upon the occurrence of an Event of Default (as defined below), at Fremont's option, the rate of interest on this Note, without constituting a waiver of any such Event of



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Default, shall be increased to eight percentage points above the LIBOR Rate. All interest payable under this Note shall be computed on the basis of a three hundred sixty (360) day year for the actual number of days elapsed.
Interest shall continue to accrue until this Note is paid in full.

        2. PAYMENTS OF INTEREST AND PRINCIPAL. All interest accrued hereunder and the entire principal balance of this Note shall be due and payable in one lump sum payment on the Maturity Date. For the purpose of the immediately preceding sentence, the term "Maturity Date" shall mean the following applicable date:

               (a) the date in which Borrower agrees to (i) be acquired by, or merged with or into, a party other than Fremont Investment & Loan ("FIL") or one of its subsidiaries, or (ii) commence a voluntary liquidation of Borrower or its subsidiary, Pacific Thrift and Loan Company;

               (b) six (6) months following the earlier of (i) the date FIL notifies Borrower that FIL has withdrawn its proposed acquisition of all of Borrower's common stock (the "Acquisition") or (ii) October 31, 1998, if by such date Borrower and FIL have not entered into definitive documents ("Definitive Acquisition Documents") for the Acquisition; or

               (c) if the Definitive Acquisition Documents are entered into by Borrower and FIL on or before October 31, 1998, the earlier of (i) the closing of the Acquisition, (ii) six (6) months after February 28, 1999, if the Acquisition has not closed by such date, or (iii) six (6) months after either
(A) February 28, 1999, if Borrower and FIL have not received all required regulatory approvals of the Acquisition by such date, or (B) the date prior to February 28, 1999 on which Borrower and FIL are advised of the denial of any required regulatory approval of the Acquisition.

        3. PREPAYMENT. Borrower may prepay this Note, in whole or in part, at any time and from time to time, without premium or penalty.

        4. EVENTS OF DEFAULT. The occurrence of either of the following events shall constitute an "Event of Default" hereunder:

               (a) Borrower's failure to make any payment when due and payable hereunder; or

               (b) The commencement of an Insolvency Proceeding by or against Borrower. For purposes of this Section 4(b), the term Insolvency Proceeding shall mean any proceeding commenced by or against Borrower under any provision of the United States Bankruptcy Code (11 U.S.C. Section 101 et seq.), as amended, or any successor statute, or under any other bankruptcy or insolvency law, including receiverships, assignments for the benefit of creditors, formal or informal moratoria, compositions, extensions generally with its creditors or proceedings seeking reorganization, liquidation, arrangement or other similar relief.

        5. RIGHT OF ACCELERATION. Upon the occurrence of an Event of Default under Section 4(a) of this Note, Fremont may, at its election and without notice to Borrower, declare the entire balance hereof, including principal, interest and all other amounts, immediately due and payable in full. Upon the occurrence of an Event of Default under Section 4(b) of this Note, the entire balance hereof, including principal, interest and all other amounts, shall immediately and automatically become due and payable.



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        6. SECURITY. Borrower acknowledges and agrees that this Note is secured by the Collateral under (and as defined in) the Stock Pledge Agreement, of even date herewith, by and between Borrower and Fremont (the "Stock Pledge Agreement"), and that this Note is subject to all of the terms and conditions of the Stock Pledge Agreement, including, without limitation, the default remedies specified therein.

        7. WAIVERS. Borrower hereby waives presentment for payment, protest, demand, notice of dishonor, notice of nonpayment, notice of maturity, notice of intent to accelerate, notice of acceleration, presentment for the purpose of accelerating maturity and diligence in collection.

        8. SUCCESSORS AND ASSIGNS. This Note shall bind and inure to the benefit of the respective successors and assigns of Borrower and Fremont; provided, however, that Borrower may not assign this Note or any rights or duties hereunder without Fremont's prior written consent and any prohibited assignment shall be void and of no effect as against Fremont. No consent to an assignment by Fremont shall release Borrower from its obligations hereunder. Fremont and its successors and assigns may assign this Note and its rights and duties hereunder. Fremont reserves the right to sell, assign, transfer, negotiate or grant participations in all or any part of, or any interest in Fremont's rights and benefits hereunder.

        9. GENERAL PROVISIONS.

               (a) If this Note is not paid when due, Borrower promises to pay all costs of collection, foreclosure fees and reasonable attorneys fees incurred by Fremont, whether or not suit is filed hereon.

               (b) This Note may not be changed, modified, amended or terminated except by a writing duly executed by Borrower and Fremont.

               (c) No waiver of any rights under this Note is valid or effective unless made in writing and signed by Fremont.

               (d) No delay or omission on the part of Fremont in exercising any right shall operate as a waiver thereof or of any other right.

               (e) A waiver by Fremont upon any one occasion shall not be construed as a bar or waiver of any right or remedy on any future occasion.

               (f) Should any one or more of the provisions of this Note be determined illegal or unenforceable, all other provisions shall nevertheless remain effective.

               (g) Section headings used in this Note are solely for convenience of reference, shall not constitute a part of this Note for any other purpose and shall not affect the construction of this Note.



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        10.    CHOICE OF LAW AND VENUE.

               THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT AND THE RIGHTS OF THE PARTIES HERETO SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

               BORROWER AND FREMONT AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS NOTE SHALL BE TRIED AND LITIGATED ONLY IN THE STATE COURTS LOCATED IN THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, THE FEDERAL COURTS WHOSE VENUE INCLUDES THE COUNTY OF LOS ANGELES, STATE OF CALIFORNIA, OR, AT THE SOLE OPTION OF FREMONT, IN ANY OTHER COURT IN WHICH FREMONT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER AND FREMONT EXPRESSLY SUBMIT AND CONSENT IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN ANY SUCH COURT, AND BORROWER AND FREMONT HEREBY WAIVE ANY OBJECTION WHICH THEY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION AND HEREBY CONSENT TO THE GRANTING OF SUCH LEGAL OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY ANY SUCH COURT. FURTHERMORE, BORROWER AND FREMONT WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT THEY MAY HAVE TO ASSERT THE DOCTRINE OF "FORUM NON CONVENIENS" OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 10.

        11.    WAIVER OF JURY TRIAL.

               BORROWER AND FREMONT HEREBY WAIVE THEIR RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS NOTE OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER AND FREMONT REPRESENT TO EACH OTHER THAT THEY HAVE REVIEWED THIS WAIVER AND KNOWINGLY AND VOLUNTARILY WAIVE THEIR JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.



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        IN WITNESS WHEREOF, Borrower has caused this Note to be executed and delivered at Fremont's place of business in Santa Monica, California.


                                        BORROWER:

                                        PACIFICAMERICA MONEY CENTER, INC.,
                                        a Delaware corporation


                                        Signed By:______________________________
                                        Print Name:
                                        Title/Capacity:



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